Exhibit 10.6

Labor Contract

Party A (employer) is

Tongsheng Zhiyan Technology (Sshenzhen) Co.,Ltd

1 / F, Ziyin Industrial Zone, No. 38 Jiejiabao Road, Shiyan Jiedao, Bao 'an District,

Shenzhen

Contact Tel: (0755) 2330 9140

Legal Representative :TANG JINGAN

CEO/Responsible Person: TANG JINGAN

Party B (worker) is:

Gong Yuan

The date of birth is: ****, 1973

Domicile: Beijing

Resident ID card or other ID card

Valid ID number: ********

His current address is No.**, Yandong Garden

Building, Peking University,

Haidian District, Beijing

Contact Tel: 1360****912

In accordance with the Labor Contract Law of the People's Republic of China and other relevant provisions, Party A and Party B enter into and perform this labor Contract in accordance with the principles of legality, fairness, equality, voluntariness, consensus through consultation and good faith.

【Contractual Scope and Terms】

Article 1. The term of the labor contract is agreed upon by both parties and shall be carried out as provided under option (1) below.

(1)       Fixed term: from February 1, 2023 to January 31, 2024, with a probation period as agreed upon by both parties from _________ to _________.

(2)       No fixed period: from _________ to such time when the conditions for legally rescission or termination of the labor contract is triggered.

(3)       The term shall be from _________ until the specified job or task of _________ is completed.

【 Nature and Location of Work】

Article 2. Party A shall arrange Party B to serve as the Chief financial Officer (job title/position) for Party A. The work site is Beijing/Shenzhen/Qingdao.

Article 3. Party B shall, in accordance with the nature and requirements of the job required by Party A, earnestly perform his/her duties, complete the work tasks on time and abide by the rules and regulations formulated by Party A.

Article 4. Party A may change Party B's job title/position if it is confirmed that Party B is not competent for the title/position assigned, after examination and evaluation according to its performance standards. During the performance of this Contract, Party A may also change Party B's job title/position upon mutual agreement of both parties in light of changes in the operations or functions of the business.

【Labor Protection, Working Conditions and Occupational Hazard Protection】

Article 5. Party A shall establish and improve the operating procedures, work standards, labor safety and health protection, occupational hazard protection system, and provide Party B with necessary training. Party B shall strictly abide by the rules and regulations and operating rules in the process of work.

Article 6. Party A shall provide Party B with labor safety and health conditions conforming to national regulations and necessary protective clothing or instruments. If Party B is engaged in any work with occupational hazards, Party A shall arrange Party B with a physical examination on a regular basis.

Article 7. Party A shall truthfully inform Party B of the occupational health hazards associated with such job title or position assigned, and conduct labor safety and health education and training for Party B, so as to prevent accidents in the process of work and reduce occupational hazards.

Article 8 Party A shall strictly implement the national, provincial and municipal reporting system on work-related accidents and occupational diseases. Party B must strictly abide by the safety operation rules during work. Party B shall have the right to refuse to carry out any illegal command or forced risky moves by Party A's management personnel, which shall not be deemed as a violation of the labor contract.

Article 9 Party A shall provide special labor protection to female employees and juvenile workers in accordance with relevant national, provincial and municipal regulations.

【Work Hours and Vacation】

Article 10. Party A agrees to assign Party B to the work schedule set out in option (1) below.

1. Standard working schedule: Party B works eight hours a day and forty hours a week.

2. Comprehensive working schedule: the average daily and weekly working hours shall not exceed the legal standard working hours.

3. No assigned schedule: Parties may agree on a special work and vacation schedule based on the premise that such schedule ensures the completion of all assigned tasks and duties.

If the Parties agree to adopt any work schedule under Option 2 or 3 above, Party A shall first submit such schedule to the local labor regulator approval before implementing the work schedule.

Article 11. Party A shall guarantee Party B's right to rest according to law. During the performance of the labor contract, Party B shall enjoy statutory holidays, marriage and funeral leave, maternity leave, paid annual leave and other vacation rights according to law.

Article 12. Party A shall strictly implement the labor quota standard and shall not force Party B to work overtime or in a disguised way. If necessary for the operation and function of the business, Party A may extend working hours after consultation with the labor union and Party B, and pay overtime wages not lower than the standard stipulated in labor laws.

【Labor Remuneration】

Article 13. Party A shall determine its wage distribution system according to law in light of the operation and function characteristics and economic benefits of its business. Party B's wage level shall be determined in accordance with the unit's wage distribution system and in consideration with Party B's labor skills, labor intensity, labor conditions and contribution, and the principle of equal pay.

Party A shall pay Party B a flat salary of RMB 42,000 yuan per month according to the title/position of Party B agreed in this Labor Contract.

During the probation period, the wage standard of Party B shall be no less than the local minimum wage standard.

Article 14. Party A shall pay Party B's wages in full in the form of currency or bank transfer before the 20th day of each month. In case of holidays or rest days, Party B shall be paid in advance to the nearest working day.

Article 15. If Party A extends working hours or asks Party B to work on the weekends or statutory holidays, it shall arrange Party B to take compensatory leave according to law or pay Party B overtime wages in accordance with relevant national regulations.

【Social Insurance and Welfare Benefits】

Article 16. Party A shall, in accordance with relevant national, provincial and municipal regulations, pay social insurance premiums for Party B, such as retirement insurance, unemployment insurance, medical insurance, worker’s compensation insurance and maternity insurance. Party A shall withhold and pay the social insurance premiums payable by Party B according to relevant regulations.

Article 17. In case of illness or non-work-related injury of Party B during the term of the Labor Contract, Party B shall to be entitled to medical treatment and sick pay under national, provincial and municipal regulations.

Article 18. The compensation or benefits afforded to female workers during pregnancy, perinatal period and lactation period as well as during birth control operation shall be implemented in accordance with the national, provincial and municipal regulations.

Article 19. Party A shall create conditions to improve collective welfare and enhance the welfare and treatment of workers.

Article 20. Party A shall provide Party B with the following supplementary insurance and welfare benefits: __________________.

【Other Matters】

Article 21. Party A and Party B may sign such separate agreement(s) on company-sponsored training, non-disclosure and intellectual property protection matters, which shall be treated as part of this labor contract.

Article 22. Other matters agreed upon by both parties

1. Party B undertakes that: before signing this Contract, Party B has read the rules and regulations published by Party A. Party B voluntarily agrees to comply with Party A's rules and regulations and agrees that in case of any violation, Party A shall have the right to punish Party B according to the rules and regulations or to dismiss Party B without giving any compensation.

2. Rules and regulations provided by Party A to Party B include:

a. Employee Handbook

b. Company policies and procedures

Article 23. In case of a dispute arising from the performance of the labor contract, any party may request mediation according to law, apply for arbitration or bring a lawsuit within the statutory limitation.

Article 24 Matters not covered in this labor contract or contrary to the relevant provisions of the state, province or municipal regulations in the future shall be construed in accordance with the relevant provisions of the state, province or municipal regulations.

Article 25. This labor contract shall come into force upon being signed or sealed by Party A and Party B. This labor contract is made in two original counterparts, with one held by Party A and one held by Party B. Both counterparts are treated equally authentic.

Party A: Tongsheng Zhiyan Technology (Shenzhen) Co. Ltd. (Sealed and Signed)

Date: 02-01-2023

Party B: Yuan Gong (signed)

Date: 03-08-2023